Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI Reports 2013 Fourth Quarter and Year-End Results

PEORIA, ILLINOIS, January 22, 2014 — RLI Corp. (NYSE: RLI) — RLI Corp. reported fourth quarter 2013 operating earnings of $31.5 million ($0.72 per share), compared to $19.2 million ($0.44 per share) for the fourth quarter of 2012. For the year ended December 31, 2013, operating earnings were $111.9 million ($2.57 per share) compared to $86.9 million ($2.01 per share) for the 2012 fiscal year.

On January 15, 2014, RLI executed a two-for-one stock split of common stock. All share and per share data in this release reflect the stock split.

	Fourth Quarter		Full Year
Earnings Per Diluted Share	2013	2012	2013	2012
Operating earnings (1)	$0.72	$0.44	$2.57	$2.01
Net earnings	$0.77	$0.58	$2.90	$2.39

(1) See discussion below of non-GAAP financial measures.

Highlights for the quarter included:

•                  5% growth in gross premiums written and 15% growth in net premiums written.

•                  Underwriting income of $29.6 million, resulting in a combined ratio of 82.4.

•                  $15.2 million net increase in underwriting income resulting from favorable development in prior years’ loss reserves.

•                  Special dividend of $1.50 per share, representing $64.5 million returned to shareholders.

•                  $13.2 million dividend from Maui Jim, Inc.

Highlights for the year included:

•                  7% growth in gross premiums written and 12% growth in net premiums written.

•                  Underwriting income of $106.8 million, resulting in a combined ratio of 83.1.

•                  $70.0 million net increase in underwriting income resulting from favorable development in prior years’ loss reserves.

•                  18th consecutive year of a combined ratio below 100.

•                  Net operating cash flow of $135.0 million.

•                  Book value per share of $19.29 at year end, an increase of 15% over 2012, inclusive of dividends.

“I’m pleased with the strong results we delivered this quarter,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Our top line growth continued and we achieved an impressive 82.4 combined ratio, demonstrating the success of our disciplined underwriting approach and prudent management of our business.”

“RLI also posted solid results for the year due to the efforts of our talented underwriters and associates,” said Michael. “2013 marked our 9th consecutive year of achieving a combined ratio below 90 and 38th year of increasing regular dividends. While we are encouraged by our success over the past year, we will remain focused on underwriting for a profit and making strategic investments in our business so we can continue delivering value to our customers and shareholders.”

Underwriting income

RLI achieved $29.6 million of underwriting income in the fourth quarter of 2013 on an 82.4 combined ratio, compared to $8.5 million of underwriting income on a 94.3 combined ratio in the same quarter for 2012.

—more—

For the year, RLI achieved $106.8 million of underwriting income on an 83.1 combined ratio, compared to $63.6 million of underwriting income on an 89.0 combined ratio in 2012. Results for 2013 were driven by a benign catastrophe season, improved current year results in our casualty segment, as well as increased favorable development in prior years’ loss reserves.

The following table highlights annual underwriting income and combined ratios by segment:

Underwriting Income (1)
(in millions)	2013	2012
Casualty	$55.6	$25.4
Property	27.6	11.7
Surety	23.6	26.5
Total	$106.8	$63.6

Combined Ratio	2013	2012
Casualty	82.8	90.5
Property	86.2	94.3
Surety	77.9	75.1
Total	83.1	89.0

(1) See discussion below of non-GAAP financial measures.

Other income

RLI’s net investment income for the quarter declined 7.3% to $13.4 million, compared to the same period in 2012. For the year ended December 31, 2013, investment income was $52.8 million versus $58.8 million for the 2012 fiscal year. Despite an increase in market yields during the year, reinvestment rates remained below the portfolio’s average yield, contributing to a year-over-year decline in investment income. The investment portfolio’s total return was 1.9% for the quarter. The bond portfolio returned 0.3% in the quarter, and the equity portfolio’s return was 8.2%. For the year ended December 31, 2013, the investment portfolio’s total return was 4.0% with the bond portfolio returning -1.6% and equities returning 27.4%. The decline in the bond portfolio was due to an increase in interest rates.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $44.6 million for the quarter ($1.02 per share) compared to $13.2 million ($0.31 per share) for the same quarter in 2012. Full-year comprehensive earnings were $119.1 million ($2.74 per share), compared to $129.2 million ($2.99 per share) in 2012.

During the quarter, equity in earnings of unconsolidated investee was $0.2 million compared to a loss of $0.1 million from the same period last year, both of which reflect seasonal results. These results are related to our 40% ownership in Maui Jim, Inc., a producer of premium sunglasses. For the year ended December 31, 2013, equity in earnings of unconsolidated investee was $10.9 million, a 23% increase compared to 2012. During the quarter, RLI received a $13.2 million dividend from Maui Jim, Inc., which resulted in a tax benefit on dividends received from affiliates of $3.7 million ($0.08 per share).

Special and regular dividends

On December 20, 2013, RLI paid a special cash dividend of $1.50 per share and a regular quarterly dividend of $0.17 per share, totaling $71.8 million and resulting in a tax benefit of $1.9 million ($0.04 per share) as dividends to the ESOP are fully deductible. RLI has paid dividends for 150 consecutive quarters and increased regular dividends in each of the last 38 years. Over the last 10 years, the company’s regular quarterly dividend has grown an average of 11.9% per year.

Non-GAAP measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies.

Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other news

On October 2, 2013, RLI issued $150,000,000 of senior unsecured notes, bearing a coupon rate of 4.875% and maturity date of September 15, 2023. On December 12, 2013, RLI used a portion of the proceeds received from this offering to repay its $100,000,000 of senior notes outstanding. Further information about the notes offering is available at www.rlicorp.com.

At 10 a.m. central time (CT) tomorrow, January 23, 2014, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at http://www.media-server.com/m/p/m9ffegof.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2012.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share (1)
	2013	2012	2013	2012
	4th Qtr	4th Qtr	12 Mos.	12 Mos.
Operating Earnings Per Share	$0.72	$0.44	$2.57	$2.01

Specific items included in operating earnings per share: (2) (3)
• Favorable development in casualty prior years’ reserves	$0.19	$0.08	$0.87	$0.58
• Favorable development in property prior years’ reserves	$0.02	$0.04	$0.07	$0.16
• Favorable (unfavorable) development on surety prior years’ reserves	$0.02	$(0.01)	$0.08	$0.12
• Catastrophe impact
• 2013 events	$—	$—	$(0.13)	$—
• 2012 and prior events	$—	$(0.20)	$0.03	$(0.42)
• Gain from tax benefit of special dividend to ESOP (4)	$0.04	$0.07	$0.04	$0.07
• Gain from change in tax rate applicable to Maui Jim (5)	$0.08	$0.04	$0.08	$0.04

(1)         All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2014.

(2)         Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(3)         Reserve development reflects changes from previously estimated losses.

(4)         Dividends paid in an ESOP on employer securities are fully deductible from taxable income and result in a 35% tax benefit.

(5)         As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7%) as compared to the corporate capital gains tax rate (35%) on which tax estimates were based.

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$168,396	$147,764	14.0%	$630,802	$576,571	9.4%
Net investment income	13,432	14,491	-7.3%	52,763	58,831	-10.3%
Net realized investment gains	3,611	9,139	-60.5%	22,036	25,372	-13.1%
Consolidated revenue	185,439	171,394	8.2%	705,601	660,774	6.8%

Loss and settlement expenses	68,500	78,159	-12.4%	259,801	271,645	-4.4%
Policy acquisition costs	54,637	50,730	7.7%	210,651	196,362	7.3%
Other insurance expenses	15,641	10,376	50.7%	53,557	44,971	19.1%
Interest expense on debt	3,557	1,513	135.1%	8,095	6,050	33.8%
General corporate expenses	2,511	1,966	27.7%	8,746	7,867	11.2%
Total expenses	144,846	142,744	1.5%	540,850	526,895	2.6%

Equity in earnings (loss) of unconsolidated investee	219	(75)	—	10,915	8,853	23.3%

Earnings before income taxes	40,812	28,575	42.8%	175,666	142,732	23.1%
Income tax expense	6,953	3,478	99.9%	49,411	39,386	25.5%
Net earnings	$33,859	$25,097	34.9%	$126,255	$103,346	22.2%

Other comprehensive earnings (loss), net of tax	10,731	(11,868)	—	(7,143)	25,845	—

Comprehensive earnings	$44,590	$13,229	237.1%	$119,112	$129,191	-7.8%

Operating earnings:(1)

Net earnings	$33,859	$25,097	34.9%	$126,255	$103,346	22.2%

Less: Realized investment gains, net of tax	2,346	5,941	-60.5%	14,323	16,492	-13.2%
Tax benefit on IRS examination (2)		—			—
Operating earnings	$31,513	$19,156	64.5%	$111,932	$86,854	28.9%

Return on Equity:
Net earnings (trailing four quarters)				15.3%	12.4%
Comprehensive earnings (trailing four quarters)				14.4%	15.5%

Per Share Data (2)

Diluted:
Weighted average shares outstanding (in 000’s)	43,753	43,180		43,514	43,160

EPS from operations (1)	$0.72	$0.44	63.6%	$2.57	$2.01	27.9%
Realized gains, net of tax	0.05	0.14	-64.3%	0.33	0.38	-13.2%
Net earnings per share	$0.77	$0.58	32.8%	$2.90	$2.39	21.3%

Comprehensive earnings per share	$1.02	$0.31	229.0%	$2.74	$2.99	-8.4%

Cash dividends per share - ordinary	$0.17	$0.16	6.3%	$0.67	$0.63	6.3%
Cash dividends per share - special	$1.50	$2.50	-40.0%	$1.50	$2.50	-40.0%

Net Cash Flow provided by Operations	$53,230	$24,211	119.9%	$134,966	$37,365	261.2%

(1)  See discussion above of non-GAAP financial measures.

(2)  All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2014.

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2013	2012	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,440,703	$1,390,317	3.6%
(amortized cost - $1,431,700 at 12/31/13)
(amortized cost - $1,306,084 at 12/31/12)
Equity securities	418,654	375,788	11.4%
(cost - $218,848 at 12/31/13)
(cost - $240,287 at 12/31/12)
Cash and cash equivalents	62,701	74,776	-16.1%
Total investments and cash	1,922,058	1,840,881	4.4%

Premiums and reinsurance balances receivable	152,509	139,355	9.4%
Ceded unearned premiums	60,407	73,192	-17.5%
Reinsurance recoverable on unpaid losses	354,924	359,884	-1.4%
Deferred acquisition costs	61,508	52,344	17.5%
Property and equipment	40,261	27,987	43.9%
Investment in unconsolidated investee	49,793	52,128	-4.5%
Goodwill and intangibles	74,876	76,113	-1.6%
Other assets	23,974	22,748	5.4%
Total assets	$2,740,310	$2,644,632	3.6%

Unpaid losses and settlement expenses	1,129,433	1,158,483	-2.5%
Unearned premiums	392,081	369,346	6.2%
Reinsurance balances payable	47,334	43,959	7.7%
Funds held	61,656	56,633	8.9%
Debt, notes payable due 2014	—	100,000	-100.0%
Debt, notes payable due 2023	149,582	—	—
Income taxes - deferred	57,801	55,566	4.0%
Accrued expenses	59,596	49,933	19.4%
Other liabilities	13,861	14,349	-3.4%
Total liabilities	1,911,344	1,848,269	3.4%
Shareholders’ equity	828,966	796,363	4.1%
Total liabilities & shareholders’ equity	$2,740,310	$2,644,632	3.6%

OTHER DATA (2)

Common shares outstanding (in 000’s)	42,982	42,525

Book value per share	$19.29	$18.73	3.0%
Closing stock price per share	$48.69	$32.33	50.6%
Cash dividends per share - ordinary	$0.67	$0.63	6.3%
Cash dividends per share - special	$1.50	$2.50	-40.0%
Statutory Surplus	$859,221	$684,072	25.6%

(2)  All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2014.

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2013

Gross premiums written	$113,774		$50,533		$27,390		$191,697
Net premiums written	89,299		37,975		25,752		153,026
Net premiums earned	88,715		52,836		26,845		168,396
Net loss & settlement expenses	39,748	44.8%	25,507	48.3%	3,245	12.1%	68,500	40.7%
Net operating expenses	32,892	37.1%	19,339	36.6%	18,047	67.2%	70,278	41.7%
Underwriting income	$16,075	81.9%	$7,990	84.9%	$5,553	79.3%	$29,618	82.4%

2012

Gross premiums written	$102,987		$53,344		$26,684		$183,015
Net premiums written	71,833		35,909		24,844		132,586
Net premiums earned	70,288		50,821		26,655		147,764
Net loss & settlement expenses	42,012	59.8%	31,349	61.7%	4,798	18.0%	78,159	52.9%
Net operating expenses	25,246	35.9%	19,097	37.6%	16,763	62.9%	61,106	41.4%
Underwriting income	$3,030	95.7%	$375	99.3%	$5,094	80.9%	$8,499	94.3%

Twelve Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2013

Gross premiums written	$456,953		$272,723		$113,519		$843,195
Net premiums written	362,459		196,467		107,396		666,322
Net premiums earned	324,022		200,141		106,639		630,802
Net loss & settlement expenses	148,860	45.9%	96,271	48.1%	14,670	13.8%	259,801	41.2%
Net operating expenses	119,570	36.9%	76,266	38.1%	68,372	64.1%	264,208	41.9%
Underwriting income	$55,592	82.8%	$27,604	86.2%	$23,597	77.9%	$106,793	83.1%

2012

Gross premiums written	$391,639		$279,726		$113,434		$784,799
Net premiums written	284,058		202,971		106,057		593,086
Net premiums earned	267,697		202,402		106,472		576,571
Net loss & settlement expenses	144,106	53.8%	115,707	57.2%	11,832	11.1%	271,645	47.1%
Net operating expenses	98,152	36.7%	75,003	37.1%	68,178	64.0%	241,333	41.9%
Underwriting income	$25,439	90.5%	$11,692	94.3%	$26,462	75.1%	$63,593	89.0%